UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2015

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State of Incorporation)

001-36860	75-3254381
(Commission File Number)	(I.R.S. Employer Identification No.)

112 W. 34th Street, 17th floor, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-4826

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On October 2, 2015, Lion Biotechnologies, Inc. (the “Company”) entered into an amendment (“First Amendment”) of the February 9, 2015 Patent License Agreement - Exclusive (“Agreement”) that the Company previously entered into with the National Institutes of Health within the Department of Health and Human Services (“NIH”). The Agreement was filed as Exhibit 10.47 to the Company’s Form 10-K on March 16, 2015. The First Amendment was entered into in order to expand the licensed field of use and the license patent rights under the Agreement.

Under the First Amendment, the NIH granted the Company the exclusive, worldwide license to certain patent rights to develop, manufacture, distribute, sell, and use unselected whole autologous tumor infiltrating lymphocyte (TIL) adoptive cell therapy products for the treatment of lung, breast, bladder and HPV-positive cancers. Since the Company was granted these exclusive rights under the Agreement for the treatment of metastatic melanoma, the Company now has the right to use the licensed patent rights for the treatment of metastatic melanoma, lung, breast, bladder and HPV-positive cancers.

In consideration for the exclusive rights granted under the First Amendment, the Company agreed to pay the NIH an additional non-refundable upfront licensing fee (one-half of which is payable within 60 days after the effective date of the First Amendment with the balance is due on the first anniversary of the effective date). In addition, the Company will make various payments for each of the licensed indications (metastatic melanoma, lung, breast, bladder and HPV-positive cancers) upon achieving specified benchmark milestones. The royalty payments include lump sum benchmark payments upon the successful completion of Company-sponsored Phase 2 clinical study for each indication, the successful completion of Company-sponsored Phase 3 clinical study for each indication, the receipt of the first FDA approval or foreign equivalent for a licensed product or process resulting from the licensed technologies, the first commercial sale of a licensed product or process in the United States, the first commercial sale of a licensed product or process in any foreign country, and for aggregate sales of all licensed products. The Company will also have to pay customary royalties based on a percentage of net sales (which percentage is in the mid-single digits) and make payments under certain sublicense scenarios.

In 2011, the Company received a non-exclusive, worldwide license to certain intellectual property related to TIL-based product candidates for the treatment of ovarian and colorectal cancers. In consideration for the rights received under the First Amendment, the Company and the NIH terminated these non-exclusive rights to ovarian and colorectal cancer.

The Company intends to file a copy of the First Amendment as an exhibit to its Quarterly Report on Form 10-Q for its fiscal year ending September 30, 2015, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included with this report:

99.1	Press Release of Lion Biotechnologies, Inc., dated October 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: October 8, 2015	By:	/s/ Molly Henderson
Molly Henderson, Chief Financial Officer